Exhibit 10.8

AMENDED AND RESTATED LEASE

THIS AMENDED AND RESTATED LEASE (“Lease”) is made and entered into as of December 1, 2004 (the “Effective Date”) by and between ANO, LLC, a New Hampshire limited liability company (hereinafter called the “Landlord”), and Lumber Liquidators, Inc., a Massachusetts corporation (hereinafter called “Tenant”) and supercedes, replaces and amends and restates that certain Commercial Lease Agreement between Landlord and Tenant dated as of June 15, 2004 (the “Original Lease”).

1. Premises. The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord those certain premises being described on Schedule A attached hereto and incorporated herein and having a street address of 3000 John Deere Run, Toano, VA 23169 (“Demised Premises”).

2. Improvements. The Demised Premises have been improved with the buildings, equipment, fixtures, property and facilities which are included in this Lease as a part of the Demised Premises.

3. Term. The original term of this Lease (the “Original Term”) shall commence on the date Tenant takes possession of the Demised Premises, (the “Commencement Date”), and terminate on December 31, 2019, unless extended for an additional period of fifteen (15) years (the “Extension Term”) by Tenant exercising the right to extend by written notice to Landlord during the last year of the Original Term of this Lease or any subsequent term. The Original Term and the Extension Term, if applicable, shall be collectively hereinafter referred to as the “Term”.

4. Rent. The Tenant agrees to pay a monthly rental as set forth on Schedule B attached hereto and incorporated herein. Notwithstanding any provisions to the contrary, Tenant shall not be required to pay rent prior to January 1, 2005. Commencing on January 1, 2006 and continuing on each January 1 of every year thereafter, during the Original Term and any Extension Term, the rent shall be increased to an amount that is one hundred and three percent (103%) of the rent amount for the previous year.

5. Use of Premises. Landlord and Tenant agree that the Demised Premises may be used and occupied for any lawful commercial purpose, but not for residential purposes.

6. Repairs, Maintenance and Replacement. (a) Tenant agrees, at its expense, to repair all structural damage or injury caused to the Demised Premises (“structural damage” to include damage to roof, flooring or load-bearing walls) by Tenant or by any person who may be in or upon the Demised Premises, other than Landlord, during the term of this Lease. Tenant also agrees to, during the term of this Lease or any extension or renewal of this Lease, at its expense, make all repairs to the remainder of the Demised Premises as shall be reasonably necessary to keep said Demised Premises in good condition and repair. The Tenant agrees at the expiration of this Lease or upon the earlier termination thereof, to quit and surrender said premises in good condition and repair, reasonable wear and damage by act of God or fire or other causes beyond the control of Tenant excepted. Tenant agrees to maintain HVAC, plumbing, electrical and interior structure systems of the Demised Premises. Notwithstanding anything herein to the contrary, if the Demised Premises, or any part thereof, do not comply with the building and inspection codes of the locality of the Demised Premises, then Tenant shall be obligated to bring the Demised Premises into compliance, at its costs and expense.

(b) Subject to the obligations of Tenant to repair structural damage to the Demised Premises set forth above in subparagraph (a), Landlord agrees to maintain and repair the roof and perimeter walls.

7. Assignment and Subletting. The Tenant shall not assign this Lease or any interest therein nor let or underlet the said Demised Premises or any part thereof or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof by any other person without the written consent of the Landlord first had and obtained. Notwithstanding any provision to the contrary, when Landlord’s consent is required under this Lease, it shall not be unreasonably withheld, conditioned or delayed. Tenant may freely assign or transfer its rights under this Lease to any successor by operation of law and to any entity with which Tenant is merged or which owns all or substantially all of the assets of Tenant.

8. Insolvency. (a) Without limiting the rights of Landlord under Section 30 herein, if any proceedings in bankruptcy or insolvency be filed against the Tenant or if any writ of attachment or writ of execution be levied upon the interest herein of the Tenant and such proceedings or levy shall not be released or dismissed within sixty (60) days thereafter, or if any sale of the leasehold interest hereby created or any part thereof should be made under any execution or other judicial process, or if the Tenant shall make any assignment for benefit of creditors or shall voluntarily institute bankruptcy or insolvency proceedings, the Landlord, at Landlord’s election, may re-enter and take possession of said Demised Premises and remove all persons therefrom and may, at Landlord’s option terminate this Lease.

(b) In the event of bankruptcy or insolvency by Landlord, or either of them, this Lease shall remain in full force and effect and Tenant shall not be disturbed by any such proceeding.

9. Default. This Lease is made upon the express condition that if the Tenant fails to pay the rental reserved hereunder or any part thereof after the same shall become due, and such failure shall continue for a period of thirty (30) days after written notice thereof from the

Landlord to Tenant, or if the Tenant fails or neglects to perform, meet or observe any of Tenant’s other obligations hereunder and such failure or neglect shall continue for a period of ninety (90) days after written notice thereof from the Landlord to Tenant, then the Landlord, at any time thereafter, by written notice to the Tenant, may lawfully declare the termination hereof and re-enter said Demised Premises or any part thereof, and by due process of law, expel, remove or put out the Tenant or any person or persons occupying said Demised Premises and may remove or sell all personal property therefrom without prejudice to any remedies which might otherwise be used for the collection of arrears of rent or for preceding breach of covenant or conditions.

Notwithstanding any other provisions of this Lease, where the curing of an alleged default requires more than payment of money, and the work of curing said default cannot reasonably be accomplished within the time otherwise permitted herein, and where the Tenant has commenced upon the said work of curing said default and is diligently pursuing same, then the Tenant shall be entitled to reasonable time extensions (but not longer than 120 days after the date of commencement of the curing of such default) to permit the completion of said work of curing said default, as a condition precedent to any re-entry by the Landlord or termination of this Lease by the Landlord, and any defect that is cured shall not thereafter be grounds for re-entry or for termination.

10. Non-waiver of Default. No waiver by Landlord or Tenant of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the amount of rent due Landlord shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy provided for in this Lease or in the governing law of the jurisdiction in which the Demised Premises is located. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed a waiver of any preceding breach of any obligation hereunder by the Tenant other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by the Landlord shall not constitute a waiver of any other breach regardless of knowledge thereof.

11. Indemnity and Insurance. Except to the extent arising from the negligence or willful misconduct of Landlord or its agents or employees, Tenant agrees to indemnify and save harmless Landlord from and against all claims, losses, cost, damages, liability or expenses arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Demised Premises, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Tenant or Tenant’s agents, employees, or invitees, occurring after the Effective Date until the expiration of the Term of this Lease.

Except to the extent arising from the negligence or willful misconduct of Tenant or its agents or employees, Landlord agrees to indemnify and save harmless Tenant from and against all claims, losses, cost, damages, liability or expenses arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Demised Premises, where such accident, damage or injury results or is claimed to have resulted from any act or omission on the part of Landlord or Landlord `s agents, employees, or invitees, occurring after the Effective Date until the expiration of the Term of this Lease.

Tenant agrees to maintain in full force from the Effective Date throughout the Term of this Lease, (a) policies of property damage and commercial general liability insurance with liability limits of $100,000 property damage and $300,000/$500,000 personal injury damage, including death, under which Tenant is named as an insured and Landlord as an additional insured and (b) “all-risk” property insurance on a “replacement cost” basis, insuring Tenant’s personal property. Tenant may satisfy such insurance requirements by including the Demised Premises in a so-called “blanket” and/or “umbrella” insurance policy, provided that the amount of coverage allocated to the Demised Premises pursuant to a “per location” endorsement shall fulfill the requirements set forth herein. Certificates thereof shall be delivered to Landlord. The policies of insurance required to be maintained by Tenant hereunder shall be issued by companies domiciled in the United States and qualified and licensed to conduct business in the state in which the Demised Premises is located.

12. Taxes, Utilities, Insurance and Services. The Tenant agrees to pay for all real estate taxes, water, fuel, gas, oil, heat, electricity, power, materials, cost of insurance, and services which may be furnished to it or used by it in or about the Demised Premises and to keep said Demised Premises free and clear of any lien or encumbrance of any kind whatsoever created by Tenant’s act or omission.

13. Entry and Inspection. The Tenant shall permit Landlord and his agents to enter the Demised Premises at all reasonable times and upon reasonable prior written notice, except in the case of emergency, for any of the following purposes: to inspect the same; to maintain the roof and wall structures of the building in which the said Demised Premises are located; to make such repairs to the Demised Premises as the Landlord is obligated or may elect to make; to post notices of non-responsibility for alterations or additions or repairs. Notwithstanding any provisions to the contrary, when exercising its rights of entry or inspection under this Paragraph, Landlord shall minimize disruption and interference with Tenant’s operations to the extent practicable.

14. Destruction of Premises. In the event of a total or partial destruction of the said Demised Premises during said term from any cause, the Landlord shall forthwith repair the same, to the extent that Landlord’s insurance proceeds are available for such purpose, and provided such repairs can be made within one hundred eighty (180) days under the laws and regulations of state, federal, county or municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that the rent reserved to be paid hereunder shall be equitably adjusted according to the amount and value of the undamaged space.

Should the total or partial destruction result from causes covered by the fire and extended coverage insurance furnished by the Tenant, the insurance proceeds shall be made available to the Landlord to effect the required repairs. In the interests of expediency, the Tenant may, at its option, elect to make the necessary repairs, in which event the insurance proceeds shall be made available to the Tenant for such purpose.

If such repairs cannot be made within one hundred eighty (180) days, this Lease may be terminated at the option of either party.

15. Alterations. The Tenant shall not make, or suffer to be made, any alterations of the real property improvements in excess of $20,000.00 in any single instance or $200,000.00 in the aggregate value without the written consent of the Landlord first had and obtained, and any additions to, or alterations of, the said real property improvements shall become at once a part of the realty and belong to the Landlord. If written consent of the Landlord to any proposed alterations by the Tenant shall have been obtained, the Tenant agrees to advise Landlord in writing of the date upon which alterations will commence in order to permit the Landlord to put notice of non-responsibility. Tenant shall pay when due all costs, expenses and other sums charged in connection with such alterations and additions. Tenant shall keep the Demised Premises free and clear of all mechanics and materialmen’s liens arising out of or in connection with such alterations and additions. If any such lien is filed as to the Demised Premises or any portion thereof, Tenant, at its sole cost and expense, shall pay off, bond off or otherwise effect release of such lien within twenty (20) days. Tenant shall indemnify against and hold Landlord harmless from any and all losses, damages, liabilities, claims, demands, suits, actions, costs and expenses, including, without limitation, reasonable attorneys’ fees, made or filed against, or incurred by, Landlord in connection with any such lien.

16. Condemnation. If the whole of the Demised Premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose, then the term hereby granted shall cease on the day prior to the taking of possession by such authority or on the day prior to the vesting of title in such authority, whichever first occurs, and rent hereunder shall be paid to and adjusted as of that day.

If a portion of said Demised Premises shall be condemned or taken and, as a result thereof, there shall be such a major change in the character of the Demised Premises as to prevent Tenant from using the same in substantially the same manner as theretofore used, then and in that event, the Tenant may either cancel and terminate this Lease, as of the date when the part of the Demised Premises so taken or condemned shall be required for such public purpose, or said Tenant may continue to occupy the remaining portion, provided, however, the Tenant shall give written notice to the Landlord, within fifteen (15) days after the date of any taking or vesting of title, or its election. In the event the Tenant shall remain in possession and occupation of the remaining portion, all the terms and conditions of this Lease shall remain in full force and effect with respect to such remaining portion, except that the rent reserved to be paid hereunder shall be equitably adjusted according to the amount and value of such remaining space; and provided further that Landlord shall, at Landlord’s own expense, promptly and with all reasonable diligence (subject to strikes, lockouts, inability to procure material and labor in the free market, governmental restrictions, fire, the elements, and other extraordinary conditions beyond Landlord’s reasonable control) do such work as to make a complete architectural unit of the remainder of the building on the Demised Premises and this Lease shall continue for the balance of its term, subject to the terms and conditions herein stated.

The entire award of damages or compensation for the Demised Premises taken, or the amount paid pursuant to private purchase in lieu thereof, whether such condemnation or sale be total or partial, shall belong to and be the property of the Landlord, and the Tenant hereby assigns to Landlord any and all such award or purchase price. Nothing herein contained shall be deemed or construed to prevent Tenant from interposing and prosecuting in any condemnation proceeding a claim for the value of any trade fixtures installed in the Demised Premises by the Tenant and in the case of a partial condemnation of the Demised Premises, the cost, loss, or damages sustained by Tenant as the result of any alterations, modifications, or repairs which may be reasonably required of the Tenant in order to place the remaining portion of the Demised Premises not so condemned in a suitable condition for Tenant’s further occupancy.

17. Abandonment. The Tenant agrees not to vacate or abandon the Demised Premises at any time during the Term. Should the Tenant vacate or abandon said Demised

Premises or be dispossessed by process of law or otherwise, such abandonment, vacation, or dispossession shall be a breach of this Lease and, in addition to any other rights which the Landlord may have, the Landlord may remove any personal property belonging to the Tenant which remains on the Demised Premises and store the same, such removal and storage to be for the account of the Tenant.

18. Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person; by certified mail, return receipt requested; by registered mail, postage prepaid; by an overnight delivery service; or by a local reliable messenger service: (i) if to Landlord at 3000 John Deere Run, Toano, Virginia 23169, Attention: Thomas D. Sullivan, and (ii) if to Tenant at 3000 John Deere Run, Toano, Virginia 23169, Attention: Thomas D. Sullivan, with a copy to the Demised Premises, and with a copy to Goodwin Proctor, LLP, Exchange Place, Boston, MA 02109, Attn: Andrew C. Sucoff, Esquire, prior to the Commencement Date and at the Demised Premises thereafter. The party to receive notices and the place notices are to be sent for either Landlord or Tenant may be changed by notice given pursuant to the provisions of this section.

19. Holding Over. Subject to the terms of Paragraph 21 herein, any holding over after the expiration of said term, with the consent of the Landlord, shall be construed to be a tenancy from month to month, and shall be on the terms and conditions herein specified, so far as applicable.

20. Relationship of Parties. It is understood and agreed that the relationship of the parties hereto is strictly that of landlord and tenant and that the Landlord has no ownership in the Tenants enterprise and that this Lease shall not be construed as a joint venture or partnership. The Tenant is not and shall not be deemed to be agent or representative of the Landlord.

21. Failure to Deliver Possession. In the event Tenant does not deliver the Demised Premises to Landlord on the date of expiration of the term of this Lease or any extension period thereof, or upon termination, as applicable, Tenant shall, by virtue of this section of the Lease, become a Tenant by the month and hereby agrees to pay to Landlord (i) a Monthly Rent equal to 125% of the Monthly Rent in effect during the last month of the term of this Lease as it may have been extended, plus (ii) all additional rent due under the Lease. The month-to-month tenancy shall commence with the first day after the expiration of the term of this Lease. Tenant as a month-to-month Tenant shall continue to be subject to all of the conditions and covenants of this Lease as modified by this section of the Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Demised Premises. Tenant shall be entitled to thirty (30) days written notice to quit the Demised Premises, except in the event of nonpayment, in advance, of the modified Monthly Rent, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being expressly waived.

Notwithstanding the previous paragraph, in the event Tenant holds over after the expiration of the term of the Lease or extension period thereof, as applicable, and Landlord desires to regain possession of the Demised Premises promptly at the expiration of the Term, then at any time prior to Landlord’s acceptance of modified Monthly Rent from Tenant as a month-to-month Tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Demised Premises, or by any legal process in force in the jurisdiction in which the Demised Premises is located.

22. No Representations By Landlord. Tenant acknowledges that neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Demised Premises except as herein expressly set forth, and no rights, leasehold interests, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Demised Premises, shall accept the same in the then as is condition, except for latent defects and punch list items. Taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the Demised Premises are in good and satisfactory condition at the time of such taking of possession.

23. (a) Subordination. Tenant accepts this Lease subject and subordinate to the lien of all and any mortgages (which term mortgages shall include both construction and permanent financing and shall include deeds of trust, similar security instruments and other liens of record) which may now or hereafter encumber or otherwise affect the real estate of which the Demised Premises is a part, or Landlord’s leasehold interest therein, and to all and any renewals, extensions, modifications, recastings or refinancings thereof, and all zoning ordinances and governmental ordinances, easements and other restrictions of record. In confirmation of such subordination, Tenant shall, at Landlord’s request, promptly execute any appropriate certificate or other document.

Tenant agrees that in the event any proceedings are brought for the foreclosure of any such mortgage, Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser. Tenant shall also recognize such purchaser as the Landlord under this Lease and shall exercise such purchaser’s standard attornment agreement if requested to do so by Landlord or such purchaser. Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

If the Demised Premises or any part respectively thereof is at any time subject to a mortgage or a deed of trust or other similar instrument, and this Lease or the rents are assigned to such mortgagee, trustee or beneficiary, and Tenant is given written notice thereof, including the post office address of such assignee, then Tenant may not terminate this Lease for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee, Attention: Mortgage Loan Department. The notice shall specify the default in reasonable detail, and afford such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Landlord. Tenant acknowledges that Bank of America (the “Bank”) has a lien on the Demised Premises and agrees to provide notice to the Bank at 1111 East Main Street, 18th Floor, Richmond, VA 23219 of any default by Landlord, prior to terminating this Lease.

Notwithstanding the foregoing, if this Lease is subordinate to a mortgage as aforesaid, then Landlord agrees to use reasonable efforts to obtain the mortgage holder’s written agreement that, subject to such reasonable qualifications as the mortgage holder may impose, in the event that the mortgage holder and any other party shall succeed to the interest of Landlord hereunder pursuant to such mortgage, so long as Tenant is not in default hereunder, Tenant’s right to possession of the Demised Premises shall not be disturbed, and Tenant’s other rights hereunder shall not be adversely affected by any foreclosure of such mortgage.

(b) Covenant of Quiet Enjoyment. Subject to the terms and conditions of this Lease, on payment of Rent and other Additional Rent and so long as Tenant is not in material default of this Lease, Tenant shall lawfully, peaceably and quietly enjoy the Demised Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Demised Premises superior to Tenant.

24. Estoppel Certificates. Tenant agrees, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which rent and other charges hereunder have been paid by Tenant, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Tenant may have knowledge, (iv) stating the address to which notices to Tenant should be sent and, if Tenant is a corporation, the name and address of its registered agent in the jurisdiction in which the Demised Premises is located, and (v) agreeing not to pay Monthly Rent more than thirty (30) days in advance or to amend the Lease without the consent of any mortgage lender having an interest in the Demised Premises. Any such statement delivered pursuant hereto may be relied upon by any owner of the Devised Premises, any prospective purchaser of the Demised Premises, any mortgagee or prospective mortgagee of the Demised Premises or of Landlord’s interest, or any prospective assignee of any such mortgage.

25. Enforcement of Lease. In the event Landlord or Tenant is required or elects to take legal action to enforce against the other the performance of its obligations under this Lease, then the non-prevailing party shall immediately reimburse the prevailing party for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees.

26. Broker. Landlord and Tenant each represent and warrant one to the other that, except as hereinafter set forth, neither of them has employed any broker in the negotiations for, or had any dealings with any broker relating to, this Lease.

27. Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

28. Headings; Gender or Plural Form. The headings for each paragraph or Section are for convenience of reference only and shall not be deemed a part of this Lease. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.

29. Benefit and Burden. (a) The terms and provisions of this Lease shall be binding upon and shall inure to the benefit of Landlord and each of Landlord’s representatives, successors and assigns. The terms and provisions of this Lease also shall be binding upon and shall inure to the benefit of Tenant and each of Tenants permitted successors and permitted assigns. Landlord may freely and fully assign its interest hereunder. In the event of any sale or transfer of the Demised Premises by operation of law or otherwise by the party named as Landlord hereunder (or any subsequent successor, transferee or assignee), then said party, whose interest is thus sold or transferred shall be and is completely released and forever discharged from and with respect to all covenants, obligations and liabilities as Landlord hereunder after the date of such sale or transfer.

(b) In the event Landlord shall be in default under this Lease, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the Demised Premises as the same may then be constituted and encumbered and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy against any property of Landlord other than its interest in the Demised Premises.

30. Bankruptcy and Insolvency. If Tenant becomes bankrupt or insolvent, or if Tenant or any guarantor takes or has taken against it in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s or any such guarantor’s property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with creditors, then in any such event, at the option of Landlord, this Lease shall terminate and Landlord, in addition to any other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

31. Corporate Tenant. If Tenant is a corporation, the parties executing this Lease on behalf of Tenant hereby represent and warrant that Tenant is legally incorporated, has complied with any requirements to register as a foreign corporation in the jurisdiction in which the Demised Premises is located, if applicable, and is legally permitted to transact business in the jurisdiction in which the Demised Premises is located, including the transaction of entering into this Lease; and that the party or parties executing this Lease on behalf of Tenant is an officer or are officers of Tenant, and that he or they as such officers are duly authorized to sign and execute this Lease.

32. Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each of them shall be joint and several.

33. Governing Law. This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed by the laws of the jurisdiction in which the Demised Premises is located.

34. Savings Clause. If any provision of this Lease or the application thereof to any person or circumstance is held invalid to any extent, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of the Lease shall be valid and enforced to the fullest extent permitted by law.

35. Complete Agreement. This Lease, together with any Exhibits and any schedules attached hereto and made a part hereof, constitutes the complete agreement and understanding of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, between the parties not contained and embodied in this Lease and said Exhibits and schedules shall be of any force or effect.

36. Amendment. This Lease may not be modified, amended or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto.

37. Relationship of Parties. It is understood and agreed that the relationship of the parties hereto is strictly that of Landlord and Tenant and that the Landlord has no ownership in the Tenant’s enterprise and that this Lease shall not be construed as a joint venture or partnership. The Tenant is not and shall not be deemed to be agent or representative of the Landlord.

38. Time is of the Essence. Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Demised Premises at the commencement of the term hereof.

39. Hazardous Materials. As of the Effective Date, Landlord has not received any notice from any governmental agency requiring the correction of any condition with respect to Hazardous Materials (as defined below) located on, in, or under the Demised Premises by reason of a violation of any applicable Environmental Law (as defined below). Tenant may use Hazardous Materials of the kind, in amounts and in the manner reasonably required by Tenant in order to conduct its business at the Demised Premises and to maintain and operate the business machines and other equipment located in the Demised Premises, but only in compliance with Environmental Laws and only to the extent that it does not give rise to any clean-up, remediation or other obligation under applicable Environmental Law. During the Term of this Lease, Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, liability, claim, damage, and expense, including, without limitation, reasonable attorney’s fees and disbursements, incurred in connection with or arising from the generation, use, manufacture, storage, disposal or release of any Hazardous Materials, or the violation of any Environmental Laws, on the Demised Premises by Tenant or any person claiming through or under Tenant or any contractor, agent, employee, assignee or licensee of Tenant. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all loss, costs, liability, claims, damage and expense, including, without limitation, reasonable attorney’s fees and disbursements, incurred in connection with or arising from the generation, use, manufacture, storage, disposal or release of any Hazardous Materials on, under or about the Demised Premises, or the violation of any Environmental Laws, that is or was caused by Landlord, any person claiming through or under Landlord or any contractor, agent, employee, assignee or licensee of Landlord.

“Hazardous Materials” is hereby defined as each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law, including, without limitation, any “oil,” “hazardous material,” “hazardous waste,” “hazardous substance” or “chemical substance or mixture”, as the foregoing terms (in quotations) are defined in any Environmental Laws.

“Environmental Law” is hereby defined as any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §2061 et seq., the Federal Clean Water Act, 33 U.S.C. §1251, and the Federal Clean Air Act, 42 U.S.C. §7401 et seq.

40. Miscellaneous. Landlord and Tenant hereby acknowledge that neither Landlord nor Tenant is in default under the Original Lease; and Landlord hereby acknowledges and confirms that it has not assigned, transferred or hypothecated any interest in the Demised Premises, except as otherwise set forth in this Lease.

41. Binding Lease. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

42. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the 1st day of December, 2004.

Landlord:

ANO, LLC, a New Hampshire limited liability company

By:	/s/ Tom Sullivan
Member/Manager

Tenant:

Lumber Liquidators, Inc., a Massachusetts corporation

By:	/s/ Tom Sullivan
President

SCHEDULE A

Demised Premises

SCHEDULE B

Rent

$76,500.00 per month